Exhibit 99.5

               NL INDUSTRIES, INC. UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS


     The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2004 gives effect to the following transaction as if such transaction had occurred on June 30, 2004. The Unaudited Pro Forma Condensed Consolidated Statements of Income for the year ended December 31, 2003 and the six months ended June 30, 2004 gives effect to such transaction as if it had occurred as of January 1, 2003:

o NL's acquisition of an aggregate of 10,374,000 shares of common stock of CompX International Inc. from Valhi, Inc. and Valcor, Inc. (a wholly-owned subsidiary of Valhi) for a purchase price of $16.25 per share, or an aggregate of approximately $168.6 million, using as consideration the transfer to Valhi and Valcor of a portion of NL's $200 million long-term note receivable from Kronos Worldwide, Inc. equal to the aggregate $168.6 million purchase price.

You should read this information in conjunction with:

o    The  accompanying  Notes  to Pro  Forma  Condensed  Consolidated  Financial
     Statements;
o The audited consolidated financial statements of NL as of and for the year ended December 31, 2003 included in NL's Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission ("SEC"), and the unaudited consolidated financial statement of NL as of and for the six months ended June 30, 2004 included in NL's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, as filed with the SEC; and
o The audited consolidated financial statements of CompX as of and for the year ended December 31, 2003 included in CompX's Annual Report on Form 10-K for the year ended December 31, 2003 filed with the SEC, and the unaudited consolidated financial statement of CompX as of and for the six months ended June 30, 2004 included in CompX's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, as filed with the SEC.

     The Unaudited Pro Forma Condensed Consolidated Financial Statements are presented to aid you in your analysis of the financial aspects of NL's acquisition of the shares of CompX common stock. The Unaudited Pro Forma Condensed Consolidated Financial Statements have been derived from NL's and CompX's historical consolidated financial statements. The pro forma adjustments, as described in the notes that follow, are based upon available information and upon certain assumptions that NL believes to be reasonable and factually supportable. The Unaudited Pro Forma Condensed Consolidated Financial Statements are not necessarily indicative of what NL's financial position or results of operations actually would have been had NL completed the acquisition at the dates indicated. In addition, the Unaudited Pro Forma Condensed Consolidated Financial Statements do not purport to project NL's future financial position or results of operations following completion of such acquisition.

                      NL Industries, Inc. and Subsidiaries
            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                  June 30, 2004
                                  (In millions)


                                                           NL            CompX          Pro forma          NL
                                                        Historical     Historical     adjustments       pro forma
                                                        ----------     ----------     -----------       ---------

                       ASSETS

Current assets:
  Cash and cash equivalents                            $  115.8        $ 11.6           $  -           $  127.4
  Restricted cash equivalents
   and debt securities                                     20.1           -                -               20.1
  Receivables                                             204.4          28.7              -              233.1
  Inventories                                             209.8          24.8              -              234.6
  Prepaid expenses                                          4.4           1.1              -                5.5
  Deferred income taxes                                    11.0           2.0              -               13.0
                                                       --------        ------           ------         --------

    Total current assets                                  565.5          68.2              -              633.7

Marketable securities                                      53.6           -                -               53.6
Restricted debt securities                                  9.4           -                -                9.4
Receivable from affiliate                                  12.0           -                -               12.0
Property and equipment, net                               413.9          74.9              -              488.8
Investment in Ti02 joint venture                          120.7           -                -              120.7
Goodwill                                                    6.4          43.0              3.0             52.4
Other intangible assets                                     1.7           1.8              -                3.5
Deferred income taxes                                     179.6            .5              -              180.1
Other assets                                               27.3            .4              -               27.7
                                                       --------        ------           ------         --------

    Total assets                                       $1,390.1        $188.8           $  3.0         $1,581.9
                                                       ========        ======           ======         ========

                      NL Industries, Inc. and Subsidiaries
      Unaudited Pro Forma Condensed Consolidated Balance Sheet (Continued)
                                  June 30, 2004
                                  (In millions)



                                                            NL              CompX          Pro forma           NL
                                                        Historical       Historical      adjustments       pro forma

         LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current long-term debt                                 $     .1        $  -              $  -            $     .1
  Payables and accruals                                     191.6          23.3               -               214.9
  Income taxes payable                                        7.2           1.0               -                 8.2
  Deferred income taxes                                      23.8            .5               -                24.3
                                                         --------        ------            -------         --------

    Total current liabilities                               222.7          24.8               -               247.5
                                                         --------        ------            -------         --------

Noncurrent liabilities:
  Long-term debt                                            346.7           2.1               -               348.8
  Notes payable to affiliate                                 -              -                168.6            168.6
  Accrued pension costs                                      79.1           -                 -                79.1
  Accrued OPEB costs                                         22.0           -                 -                22.0
  Accrued environmental costs                                57.2           -                 -                57.2
  Deferred income taxes                                      55.9           4.2               26.4             86.5
  Other noncurrent liabilities                               19.3           -                  -               19.3
                                                         --------        ------            -------         --------

    Total noncurrent liabilities                            580.2           6.3              195.0            781.5
                                                         --------        ------            -------         --------

Minority interest                                           210.8           -                 49.8            260.6
                                                         --------        ------            -------         --------

Total stockholders' equity                                  376.4         157.7             (241.8)           292.3
                                                         --------        ------            -------         --------

                                                         $1,390.1        $188.8            $   3.0         $1,581.9
                                                         ========        ======            =======         ========




             See accompanying Notes to Unaudited Pro Forma Condensed
                        Consolidated Financial Statements
                                       F-3

                      NL Industries, Inc. and Subsidiaries
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                          Year ended December 31, 2003
                     (In millions, except per share amounts)

                                                         NL             CompX                                             NL
                                                     Historical      Historical        Pro forma adjustments          pro forma
                                                     ----------      ----------        ---------------------          ---------

Net sales                                            $1,008.2         $207.5           $  -          $  -              $1,215.7
Cost of sales                                           739.2          172.8              -             -                 912.0
                                                     --------         ------           ------        ------            --------

  Gross margin                                          269.0           34.7              -             -                 303.7

Selling, general, and
 administrative expenses                                124.4           27.3              -             -                 151.7
Other expenses, net                                      53.8            4.0              -             -                  57.8
                                                     --------         ------           ------        ------            --------

  Income from operations                                 90.8            3.4              -             -                  94.2

Interest expense                                         33.0            1.3              -            15.2                49.5
Other nonoperating income, net                            6.4             .2              -             -                   6.6
                                                     --------         ------           ------        ------            --------

  Income before income taxes
   and minority interest                                 64.2            2.3              -           (15.2)               51.3

Provision for income taxes (benefit)                     (1.5)           1.0               .1          (6.1)               (6.5)

Minority interest in net earnings                         2.0            -                 .4           -                   2.4
                                                     --------         ------           ------        ------            --------

  Net income                                         $   63.7         $  1.3           $  (.5)       $(9.1)            $   55.4
                                                     ========         ======           ======        =====             ========


Diluted net income per share                         $   1.33                                                          $   1.16
                                                     ========                                                          ========

Common shares used in calculation
 of per share amounts                                    47.8                                                              47.8
                                                     ========                                                          ========





             See accompanying Notes to Unaudited Pro Forma Condensed
                        Consolidated Financial Statements
                                       F-4

                      NL Industries, Inc. and Subsidiaries
         Unaudited Pro Forma Condensed Consolidated Statement of Income
                         Six months ended June 30, 2004
                     (In millions, except per share amounts)

                                                      NL             CompX                                                NL
                                                  Historical      Historical         Pro forma adjustments             pro forma
                                                  ----------      ----------         ---------------------             ---------

Net sales                                          $ 559.1          $109.8           $  -              $ -                $ 668.9
Cost of sales                                        429.8            86.5              -                -                  516.3
                                                   -------          ------           ------            -----              -------

  Gross margin                                       129.3            23.3              -                -                  152.6

Selling, general and
 administrative expenses                              70.2            15.0              -                -                   85.2
Other income (expense), net                           (3.9)             .4              -                -                   (3.5)
                                                   -------          ------           ------            -----              -------

  Income from operations                              55.2             8.7              -                -                   63.9

Interest expense                                      17.8              .3              -               7.6                  25.7
Other nonoperating income, net                         1.9              .1              -                -                    2.0
                                                   -------          ------           ------            -----              -------

  Income before income taxes and
   minority interest                                  39.3             8.5              -               (7.6)                40.2

Provision for income taxes (benefit)                (281.6)            3.7               .2             (3.0)              (280.7)

Minority interest in net earnings                    137.8             -                1.5              -                  139.3
                                                   -------          ------           ------            -----              -------

  Net income                                       $ 183.1          $  4.8           $ (1.7)           $(4.6)             $ 181.6
                                                   =======          ======           ======            =====              =======


Diluted net income per share                       $  3.79                                                                $  3.75
                                                   =======                                                                =======

Common shares used in calculation of
 per share amounts                                    48.4                                                                   48.4
                                                   =======                                                                =======




             See accompanying Notes to Unaudited Pro Forma Condensed
                        Consolidated Financial Statements
                                       F-5

                      NL INDUSTRIES, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS


Note 1 - Basis of presentation:

     On September 24, 2004, NL Industries, Inc. completed the acquisition of an aggregate of 10,374,000 shares of the common stock of CompX International Inc. from Valhi, Inc. and Valcor, Inc. (a wholly-owned subsidiary of Valhi). Such shares of CompX common stock represent approximately 68% of the total number of shares of CompX common stock outstanding. Valhi owns, directly or through another wholly-owned subsidiary of Valhi, approximately 84% of the outstanding common shares of NL. Contran Corporation owns, directly or through subsidiaries, approximately 90% of the outstanding common stock of Valhi. The purchase price for such NL shares was $16.25 per share, or an aggregate of approximately $168.6 million. The consideration for such CompX shares acquired by NL consisted of NL's transfer to Valhi and Valcor of a portion of NL's $200 million long-term note receivable from Kronos Worldwide, Inc. equal to the aggregate $168.6 million purchase price.

     Valhi, Valcor, NL and CompX are all entities under the common control of Contran. Accordingly, under accounting principles generally accepted in the United States of America, NL's acquisition of the CompX shares results in a change in reporting entity for NL, and NL will account for the acquisition of the shares of CompX common stock in a manner similar to a pooling-of-interests. NL will record the CompX shares acquired from Valhi and Valcor at their carry-over basis, including any incremental deferred income taxes Valhi and Valcor have recognized with respect to their investment in CompX. Any excess of the aggregate $168.6 million principal amount of NL's note receivable from Kronos transferred to Valhi and Valcor over the net carrying value of Valhi's and Valcor's investment in CompX is accounted for as a reduction of NL's consolidated stockholders' equity. NL will consolidate the financial position, result of operations and cash flows of CompX as of the beginning of the period in which the acquisition is completed, and NL will retroactively restate all prior periods for comparability to also reflect the consolidation of CompX.

     The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2004 gives effect to NL's acquisition of the shares of CompX common stock from Valhi and Valcor as if such acquisition had occurred on June 30, 2004. The Unaudited Pro Forma Condensed Consolidated Statements of Income for the year ended December 31, 2003 and the six months ended June 30, 2004 gives effect to such transaction as it had occurred as of January 1, 2003. The pro forma adjustments are explained in more detail below.

Note 2 - Pro forma adjustments - Unaudited Condensed Consolidated Balance Sheet:

     Valhi's and Valcor's aggregate net investment in CompX, the minority interest in CompX's net assets and the excess of NL's purchase price for the shares of CompX common stock acquired over the net carrying value of Valhi's and Valcor's net investment in CompX, in each case as of June 30, 2004, is presented in the table below.

                                                                                               Amount
                                                                                           (In millions)
                                                                                           -------------

Valhi's and Valcor's net investment in CompX
  CompX historical net assets                                                                 $157.7
                                                                                              ======

  Valhi/Valcor pro-rata share of CompX's historical
   net assets                                                                                 $107.9

  Valhi/Valcor purchase accounting adjustments -                                                 3.0
                                                                                              ------
   goodwill
                                                                                               110.9

  Less Valhi/Valcor incremental deferred income taxes
   related to their investment in CompX                                                         26.4
                                                                                              ------

    Net investment in CompX                                                                   $ 84.5
                                                                                              ======


Minority interest in CompX's net assets
  CompX historical net assets                                                                 $157.7

  Less Valhi/Valcor pro-rata share of CompX's
   historical net assets                                                                       107.9
                                                                                              ------

    Minority interest in CompX's net assets                                                   $ 49.8
                                                                                              ======

Excess of NL's purchase price for the CompX shares
 acquired over the net carrying value of Valhi's and
 Valcor's net investment in CompX
  Consideration paid aggregate principal amount of note receivable from Kronos transferred to Valhi
   and Valcor                                                                                 $168.6

  Valhi's and Valcor's net investment of CompX                                                  84.5
                                                                                              ------

    Excess charged to NL's stockholders' equity                                               $ 84.1
                                                                                              ======

     As noted above, NL will record the CompX shares acquired from Valhi and Valcor at their carry-over basis, including any incremental deferred income taxes Valhi and Valcor have recognized with respect to their investment in CompX. The pro forma adjustment related to goodwill recognizes the goodwill

                                      F-8


attributable to Valhi's and Valcor's aggregate net investment in CompX. The pro forma adjustment related to noncurrent deferred income taxes recognizes the incremental deferred incomes related to Valhi's and Valcor's investment in CompX. The pro forma adjustment related to minority interest recognizes the minority interest in CompX's net assets that are attributable to CompX shareholders other than Valhi and Valcor.

     As noted above, the consideration for the CompX shares acquired by NL consisted of NL's transfer to Valhi and Valcor of a portion of NL's $200 million long-term note receivable from Kronos equal to the aggregate $168.6 million purchase price. At June 30, 2004, NL consolidated Kronos' financial position, and accordingly NL's $200 million note receivable from Kronos and Kronos' $200 million note payable to NL are both eliminated in the preparation of NL's historical consolidated balance sheet at such date. The pro forma adjustment related to noncurrent notes payable to affiliates represents that portion of Kronos' $200 million long-term note payable to NL that would no longer be eliminated in the preparation of NL's consolidated balance sheet because $168.6 million of such note payable would now be payable to Valhi and Valcor. Also as noted above, any excess of the aggregate $168.6 million principal amount of NL's note receivable from Kronos transferred to Valhi and Valcor over the net carrying value of Valhi's and Valcor's investment in CompX is accounted for as a reduction of NL's consolidated stockholders' equity. NL's pro forma consolidated stockholders' equity at June 30, 2004 is comprised of (i) $376.4 million (NL's historical consolidated stockholders' equity at such date) less (ii) the $84.1 million excess of the aggregate principal amount of NL's note receivable from Kronos transferred to Valhi and Valcor over the net carrying value of Valhi's and Valcor's investment in CompX at such date.

Note 3- Pro forma adjustments - Unaudited  Condensed  Consolidated  Statement of
Operations:

     The aggregate amount of CompX's net income that accrued to Valhi and Valcor for financial reporting purposes for the year ended December 31, 2003 and the six months ended June 30, 2004, net of related incremental deferred income taxes, and the minority interest in CompX's net earnings for such periods, are presented in the table below.

                                                                             Year ended           Six months
                                                                            December 31,            ended
                                                                                2003            June 30, 2004
                                                                            ------------        -------------
                                                                                      (In millions)

CompX historical net income                                                     $1.3                $4.8
                                                                                ====                ====

Valhi/Valcor pro-rata share of CompX's
 historical net income                                                          $ .9                $3.3

Valhi/Valcor incremental deferred income
 taxes related to their equity in CompX's
 historical net income                                                            .1                  .2
                                                                                ----                ----

    Net                                                                         $ .8                $3.1
                                                                                ====                ====

CompX historical net income                                                     $1.3                $4.8

Valhi/Valcor pro rata shares of CompX's
 net income                                                                       .9                 3.3
                                                                                ----                ----

    Minority interest in CompX's net earnings                                   $ .4                $1.5
                                                                                ====                ====

     As noted above, NL will record the CompX shares acquired from Valhi and Valcor at their carry-over basis including any incremental deferred income taxes Valhi and Valcor have recognized with respect to their investment in CompX. The pro forma adjustment related to the provision for income taxes recognizes the incremental deferred incomes related to Valhi's and Valcor's aggregate net equity in CompX's historical net income. The pro forma adjustment related to minority interest recognizes the minority interest in CompX's net income that is attributable to CompX shareholders other than Valhi and Valcor.

     As noted above, the consideration for the CompX shares acquired by NL consisted of NL's transfer to Valhi and Valcor of a portion of NL's $200 million, 9% note receivable from Kronos equal to the aggregate $168.6 million purchase price. During the year ended December 31, 2003 and the six months ended June 30, 2004, NL consolidated Kronos' results of operations, and accordingly the interest income related to NL's $200 million note receivable from Kronos, and the interest expense related to Kronos' note payable to NL, have both been eliminated in the preparation of NL's historical consolidated income statements for such periods. The pro forma adjustment related to interest expense represents the interest expense on that portion of Kronos' $200 million long-term note payable to NL that would no longer be eliminated in the preparation of NL's consolidated income statement since $168.6 million of such note payable would now be payable to Valhi and Valcor. Kronos distributed such $200 million note payable to NL in December 2003. However, for purposes of these unaudited pro forma condensed consolidated financial statements, we have assumed such note payable was distributed to NL on January 1, 2003. The pro forma adjustment to interest expense for the year ended December 31, 2003 is $15.2 million ($168.6 million at 9% per annum), and the pro forma adjustment to interest expense for the six months ended June 30, 2004 is $7.6 million (one-half of the annual amount). An income tax benefit has been recognized with respect to the pro forma adjustment to interest expense using the estimated combined U.S. federal and state effective income tax rate of 40%.


                                      F-9